Exhibit 10.93

VENDOR AGREEMENT

THIS VENDOR AGREEMENT (“Agreement”), dated as of November 12, 2024 (the “Effective Date”), is between Low Tide, LLC (“LT”) and Blue Star Foods Corp.and/or its subsidiaries. (“BSFC”). The foregoing may be hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, LT has developed products, including but not limited to seafood, under the Wicked Tuna brand using its licensing rights from Pilgrim and the Toby Keith Brand, (collectively the “Products”);

WHEREAS, BSFC is an established entity in the food industry and has relationships and capital to assist LT with its sales of the Products and the funding of purchase orders: and

WHEREAS, the Parties desire to enter into this Agreement in order to define between themselves their respective rights, responsibilities, interests, roles, financial obligations, loans assets and liabilities between the Parties.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth, the Parties hereby agree as follows:

1. SALES AND FUNDING

Both Parties shall use commercially reasonable efforts to promote, find and sell purchase orders for the Products. In addition, BSFC may, at its discretion, provide funding for the inventory to fulfill a purchase order for the Product sold by the Parties. Based on the Party that sold the purchase order and if BSFC funded the inventory to fulfill the purchase order, eachParty shall receive the following:

1.1	As relates to Wicked Tuna, if BSFC obtains a purchase order of a Product from its customers, BSFC will pay LT a five percent (5%) margin on the Net Sales Amount. Net Sales Amount shall mean Gross Sales less returns and promotions and freight allowance.

1.2	As relates to Toby Keith, if LT obtains a Purchase Order for the Product from its customers and BSFC funds the purchase of the inventory to fulfill the purchase order, BSFC shall receive a fee of one percent (1%) of the amount funded per month from LT (the “Funding Fee”) from the first day of each month that the amount remains outstanding plus an allocation expense which shall be a direct pass through of cost (“Pass Through Cost”) which shall be calculated to include the cost of the product as well expenses associated with transportation, storage and miscellaneous expenses. Additionally, all LT shall provide BSFC with an irrevocable accounts receivable agreement as relates to the Toby Keith products, assuring that BSFC will be paid directly by LT’s customers. Thereafter, BSFC will shall pay LT the remainder balance within 48 hours of receiving clear funds for each Purchase Order. __________________________________________________.

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2. PROPRIETARY INFORMATION

2.1	Each Party (i) acknowledges and recognizes the Background IP (defined below) of the other Party and (ii) agrees not to knowingly take any action which would challenge the validity of the Background IP owned by, licensed to or otherwise properly in the possession of the other Party. Nothing in this Agreement shall be construed or interpreted as providing for a license or transfer of a Party’s Background IP to the other Party or any third party. For purposes of this Section, “Background IP” means all IP that a Party: (a) owned or licensed prior to the execution of this Agreement; or (b) independently developed, created, or obtained following the date of this Agreement. For purposes of this Section, “IP” means all copyrights, patents, trademarks, service marks, trade dress, trade secrets, Raw Materials Specifications, Finished Goods Specifications formulas, concepts, techniques, inventions, processes, recipes and other intellectual property rights.

2.2	In addition to Background IP, each Party’s respective vendors, suppliers, customers and customer lists remain the sole property of such Party and shall at all times be considered confidential and proprietary to the respective Party.

2.3	The parties agree that there shall be a two (2) year non-circumvention agreement relating to each other’s vendors, suppliers and customers, following the termination of this Agreement. .

3. TERM AND TERMINATION

3.1.	The term of this Agreement shall be for a period of one hundred and eighty (180) days from the Effective Date (the “Initial Term”) and shall be renewed automatically for additional successive one hundred and eighty (180) day terms (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either Party gives ninety (90) days written notice of its intent to terminate the Agreement prior to the end of the then current Term upon the mutual agreement of the Parties.

3.2	During the Term of this Agreement, either Party may terminate this Agreement for any reason or no reason by giving the other Party ninety days (90 days) prior written notice of termination.

3.3	In addition, either Party may terminate this Agreement as follows:

Either Party may terminate this Agreement by providing written notice if the other Party is in material breach of any representation, warranty or covenant under this Agreement, and either the breach cannot be cured or, if the breach can be cured, it is not cured by the breaching Party within thirty (30) days after receipt of written notice of such breach; and

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Either Party may terminate this Agreement if the other Party is adjudicated insolvent; is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws that is not dismissed within sixty (60) days; makes an assignment for the benefit of creditors; is named in, or a material portion of its property is subject to, a suit for appointment of a receiver; or is dissolved or liquidated.

3.4	In the event of a termination under Section 3.3, the non-breaching Party shall be entitled to pursue any and all remedies provided at law or in equity, including injunctive relief and the right to recover any damages it may have suffered by reason of such breach, unless otherwise limited in this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF BSFC

4.1	BSFC represents and warrants to LT that (i) it shall perform the services contemplated herein in a good and workmanlike fashion, in accordance with relevant industry standards, and applicable laws; and (ii) it shall maintain any certifications or approvals as are necessary to perform the services contemplated herein.

4.2	Subject to the Limitation of Liability below, BSFC shall and does hereby indemnify, protect, defend and hold LT harmless from and against all direct damages, including reasonable attorneys’ fees incurred, arising against, or suffered by LT resulting from: (i) the breach of any representation or warranty of BSFC set forth in this Agreement; (ii) the failure of BSFC to perform any material obligation required by this Agreement to be performed by BSFC; or (iii) BSFC’s negligence or misconduct. This indemnity shall survive the expiration or termination of this Agreement.

5. REPRSENTATIONS AND WARRANTIES OF LT.

5.1	LT represents and warrants that LT is the licensee of the marks and has the full authority to use the marks for the Products being sold and funded herein. LT has full right to the use of all specifications applicable to the Products and all intellectual property incident to the labels and other packaging and materials used for or on the Products.

5.2	LT represents and warrants that all Products shall comply with applicable federal, state and local laws and regulations.

5.3	LT represents and warrants that with respect to the Products: (i) the Products shall be fit for human consumption; (ii) at the time of delivery of such Products, the Products shall comply with all USDA laws and regulations and all applicable federal, state and local laws and regulations; (iii) Products shall be produced and, if applicable, imported in accordance with all applicable laws; (iv) Products shall not at any time be adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act, as amended, or within the meaning of any identical or substantial similar state law; (v) the Products shall comply with the product specifications; and (vi) LT shall maintain any industry standard certification required to perform as set forth herein.

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5.4	Subject to the Limitation of Liability below, LT shall and does hereby indemnify, protect, defend and hold BSFC harmless from and against any direct damages, including reasonable attorneys’ fees incurred, arising against, or suffered by, BSFC resulting from: (i) the breach of any representation or warranty of LT set forth in this Agreement (including but not limited to the Products Warranties set forth herein); (ii) the failure of LT to perform any material obligation required by this Agreement to be performed by LT; or (iii) LT’s negligence or misconduct. This indemnity shall survive the expiration or termination of this Agreement.

6. LIMITATION OF LIABILITY

Except for claims resulting from a Party’s gross negligence, willful misconduct, fraud, breach of the Confidentiality, or Indemnification, in no event shall either Party be liable, and each Party hereby waives any claims against the other Party and releases the other Party from liability to them, for any indirect, special, punitive, incidental, or consequential damages whatsoever based upon breach of warranty, breach of contract, negligence, strict tort, or any other legal theory.

7. MEDIATION AND ARBITRATION

The Parties will attempt in good faith to promptly resolve any dispute, controversy or claim arising from or relating to this Agreement or the breach thereof (collectively, the “Dispute”), by negotiations between applicable representatives, who have authority to settle the Dispute. A meeting to resolve the Dispute directly between the Parties shall take place in person, or be conducted telephonically, within ten (10) business days after demand is made by any Party (the “Initiating Party”) raising a Dispute.

If good faith negotiations as to the Dispute are unsuccessful, the Parties shall engage in non-binding third-party mediation (“Mediation”); provided, however, that no Party is required to mediate any Dispute in case of irreparable loss or damage. The Initiating Party shall compile a list of three (3) mediators and send it to the other Party (“Responding Party”). Within ten (10) business days, the Responding Party shall select one of these three (3) mediators or send a new list of three (3) mediators to the Initiating Party. If the Parties cannot agree on a mediator, then each side shall select one person from their respective lists, and those two selected persons shall determine an acceptable mediator. The Parties shall share equally the costs of the Mediation. The mediator shall hold meetings, as appropriate, to resolve the Dispute and shall provide opportunity to the Parties to be present and to participate in the Mediation and be represented by counsel. Any Dispute not resolved by good faith negotiation or Mediation may then be submitted to binding arbitration.

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The Parties agree to submit to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties agree that the arbitration shall be held in Miami-Dade County, Florida or may be held elsewhere upon mutual written agreement. Nothing herein contained shall bar a Party’s right to seek and obtain injunctive relief in accordance with applicable law against actual and/or threatened conduct that will cause such Party irreparable loss or damage.

8. MISCELLANEOUS

8.1	Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, pandemic, cyber-attack, strike, acts of terrorism, lockout or any other trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion, or other causes beyond the reasonable control of such Party or other acts of God, then upon written notice to the other Party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability.

8.2	Waivers. The failure or delay of either Party to insist upon the other Party’s strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other right, power, privilege or remedy; provided, however, that the obligations and duties of either Party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect. No waiver or discharge of any breach of this Agreement shall be effective unless it is in a writing signed by both Parties.

8.3	Records and Reports. The Parties will maintain complete and accurate accounts and records of all records required to be maintained by the terms of this Agreement, or applicable law concerning the Products sold and/or funded under this Agreement along with the data related to the Net Sales Amount, Pass Through Costs and Support Fee.

8.4	Entire Agreement. This Agreement (including any documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

8.5	Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, however, that no prior consent shall be necessary for an assignment of this Agreement to any successor of all, or substantially all of a Party’s assets and business by means of merger or consolidation.

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8.6	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

8.7	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9	Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt of a facsimile, (ii) one business day following the date sent when sent by overnight delivery (iii) three business days following the date mailed when mailed by registered or certified mail, return receipt requested and postage prepaid, to the following address, and (iv) upon receipt if sent by electronic mail to the email address below:

If to BSFC:	______________________
______________________
______________________
Email:_________________

If to LT:	______________________
______________________
______________________
Email:_________________

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8.10	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule. With respect to any proceeding in regard to the enforcement of or vacation of any arbitration process or decision referred to herein, the Parties hereby submit themselves to the exclusive jurisdiction of Miami-Dade County Circuit Court, as the Parties are residents or do business in this jurisdiction. Any award resulting from arbitration as required herein shall be confirmed as a Judgment in the State District Courts of Collin County and the Parties consent to personal jurisdiction in this forum.

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8.11	Amendments and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.

8.12	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any jurisdiction.

8.13	Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

8.14	Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

8.15	No Agency or Partnership. Nothing contained herein shall be deemed or construed to create any partnership, agency or joint venture between the Parties. All activities by BSFC under the terms of this Agreement shall be carried on by BSFC as an independent contractor and vendor and not as an agent for or employee of LT. Under no circumstances shall any employee of either Party be deemed or construed to be an employee of the other Party.

8.16	No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. Person means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, a governmental authority or any other entity or organization.

8.17	Acknowledgment. In signing this Agreement, each of the Parties acknowledges that it has read this Agreement, has discussed the terms of this document with its respective counsel, understands the terms of this Agreement, is authorized to enter into this Agreement and is in agreement with all of the terms contained herein.

8.18	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and each of which shall constitute one and the same Agreement. Signatures of the Parties and/or their representatives transmitted by facsimile or electronic mail shall be deemed original signatures for all purposes.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or agents effective as of the day and year first above written.

LOW TIDE, LLC

By:
Name:	Winston Tucker
Its:
Date:

BLUE STAR FOOD CORPORATION

By:
Name:
Its:
Date:

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